CONSENT OF KPMG LLP


The Board of Directors
LightPath Technologies, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                  /s/ KPMG LLP

Albuquerque, New Mexico
October 12, 2000